UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 26, 2015

THE DOW CHEMICAL COMPANY

(Exact name of registrant as specified in its charter)

Delaware	1-3433	38-1285128
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2030 Dow Center, Midland, Michigan (Address of principal executive offices)	48674 (Zip Code)

Registrant’s telephone number, including area code: (989) 636-1000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On March 27, 2015, The Dow Chemical Company (“TDCC”) and Olin Corporation (“Olin”) announced that they and certain affiliates had entered into an Agreement and Plan of Merger (the “Merger Agreement”) dated March 26, 2015 among TDCC, Olin, Blue Cube Acquisition Corp. (“Merger Sub”) and Blue Cube Spinco Inc. (“Spinco”), pursuant to which, subject to the terms and conditions of the Merger Agreement and a Separation Agreement dated March 26, 2015 between TDCC and Spinco, (the “Separation Agreement”) (1) TDCC will transfer its U.S. chlor-alkali and vinyl, global chlorinated organics and global epoxy businesses (collectively, the “Business”) to Spinco, (2) TDCC will distribute Spinco’s stock to TDCC’s shareholders, at TDCC’s option, by way of a spin-off, a split-off or a combination thereof (the “Distribution”), and (3) Merger Sub will merge with and into Spinco, with Spinco as the surviving corporation (the “Merger”).

Upon consummation of the transactions contemplated by the Merger Agreement and the Separation Agreement, the shares of Spinco common stock then outstanding will automatically be converted into approximately 80.6 million shares of Olin common stock and will represent approximately 50.5% of the outstanding shares of Olin common stock. Olin’s existing shareholders will continue to hold the remaining approximately 49.5% of the outstanding shares of Olin common stock.  In the event that certain specified joint venture interests owned by an unrelated third party participant in a TDCC chlor-alkali joint venture are transferred into Spinco in the transaction, an additional approximately 6.9 million shares of Olin common stock would be issued in the Merger to the TDCC shareholders receiving the Distribution.

In connection with the transactions contemplated by the Merger Agreement and the Separation Agreement, certain additional agreements have been or will be entered into, including, among others:

•	an Employee Matters Agreement, which will govern TDCC’s, Spinco’s and Olin’s obligations with respect to current and former employees of the Business;

•
a Tax Matters Agreement, which will govern TDCC’s, Spinco’s and Olin’s respective rights, responsibilities and obligations with respect to taxes, tax attributes, the preparation and filing of tax returns, tax contests, preservation of tax-free status of certain transactions contemplated by the Merger Agreement and the Separation Agreement and certain other tax matters; and

•	site, transitional and other services agreements, supply and purchase agreements, real estate agreements, technology licenses and intellectual property agreements.

Separation Agreement

The Separation Agreement identifies assets to be transferred to, and liabilities to be assumed by Spinco and its subsidiaries as part of the separation of the Business from the other businesses of TDCC (the “Separation”). In particular, the Separation Agreement provides, among other things, that, subject to the terms and conditions contained therein:

•	assets related primarily to the Business, with certain exceptions, will be transferred, directly or indirectly, to Spinco (the “Spinco Assets”);

•	certain liabilities arising out of or relating to the Spinco Assets or the Business, with certain exceptions, will be assumed, directly or indirectly, by Spinco (the “Spinco Liabilities”); and

•	all of the assets and liabilities of TDCC and its subsidiaries, other than the Spinco Assets and Spinco Liabilities, will be retained by or transferred to TDCC and its subsidiaries.

The Separation Agreement governs the rights and obligations of TDCC and Spinco regarding the Distribution. The Separation Agreement also sets forth other agreements between TDCC and Spinco related to the Separation, including provisions concerning the termination and settlement of intercompany accounts, obtaining governmental approvals and third party consents and working capital adjustments. The Separation Agreement also sets forth agreements that govern certain aspects of the relationship between TDCC and Spinco after the Distribution, including provisions with respect to release of claims, indemnification, insurance, access to financial and other information and access to and provision of records.

Prior to the Distribution, TDCC will receive from Spinco distributions of cash and debt instruments of Spinco with an aggregate value of $2,030 million (collectively, the “Cash and Debt Distribution”). TDCC expects to deliver the Spinco debt instruments received in the Cash and Debt Distribution in exchange for outstanding debt obligations to be identified by TDCC prior to the consummation of the Distribution (the “Exchange”).  As the cash portion of the Cash and Debt Distribution, TDCC will receive from Spinco a total of $875 million immediately prior to the Distribution.  The amount of the Cash and Debt Distribution is subject to adjustment, including adjustments based on Spinco’s working capital at the time of the Distribution.  If TDCC determines that the Exchange is not reasonably likely to be consummated at the time of the Distribution, TDCC may elect to receive the Spinco debt instruments in any event, or alternatively, may elect to receive cash for the full amount of the Cash and Debt Distribution; however TDCC has no obligation to waive the consummation of the Exchange as a condition to the closing of the Merger.  On March 26, 2015, Olin and certain financial institutions executed commitment letters pursuant to which the financial institutions have agreed to provide financing to Spinco to finance the amount of the Cash and Debt Distribution and to provide financing to Olin to refinance certain of Olin’s existing debt, in each case on the terms and conditions set forth in the commitment letters.

At TDCC’s election, the Distribution may be effected by means of a pro rata dividend in a spin-off, an exchange offer for outstanding TDCC shares in a split-off, or in a combination thereof.  TDCC currently intends to execute the transaction as a split-off, but the final decision will be made based on market conditions closer to the consummation of the transaction.

The Separation Agreement provides that the Distribution is subject to the substantially simultaneous consummation of the Cash and Debt Distribution and to the satisfaction or waiver of certain conditions in the Merger Agreement.

The Separation Agreement provides that Olin is a third-party beneficiary of the Separation Agreement.

Merger Agreement

The Merger Agreement provides that, immediately following the consummation of the Distribution, Merger Sub will merge with and into Spinco, with Spinco surviving the Merger as a wholly owned subsidiary of Olin. At the effective time of the Merger, each share of Spinco common stock will be automatically converted into the right to receive shares of Olin common stock, as described above.

In addition, the Merger Agreement provides that in connection with the Merger, Olin will increase the size of its board of directors (the “Olin Board”) by three members, and that three individuals designated by TDCC will be appointed to the Olin Board to fill the vacancies. In accordance with the Merger Agreement, these individuals will also be nominated for election to the Olin Board at Olin’s next annual meeting of shareholders.

Consummation of the Merger is subject to customary closing conditions, including, among others, (1) the consummation of the Separation and the Distribution in accordance with the Separation Agreement, (2) the expiration or termination of any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the receipt of regulatory approvals in certain other jurisdictions, (3)  the effectiveness of registration statements to be filed with the U.S. Securities and Exchange Commission (“SEC”), (4) the approval by Olin’s shareholders of the issuance of Olin common stock in the Merger (the “Share Issuance”) and the amendment of Olin’s Amended and Restated Articles of Incorporation to increase the number of authorized shares of Olin common stock (the “Charter Amendment”), (5) the receipt by TDCC of a favorable IRS private letter ruling with respect to certain aspects of the Separation and the Distribution and an opinion from its counsel with respect to certain federal income tax matters related to the Separation, Distribution and Exchange, (6) the receipt by TDCC, on the one hand, and Olin, on the other hand, of an opinion from their respective counsel to the effect that the Merger will be treated as a “reorganization” for U.S. federal income tax purposes, (7) the consummation of the Exchange (unless TDCC elects to receive cash for the full amount of the Cash and Debt Distribution as described above), (8) material compliance by each party with its covenants, and (9) subject to certain materiality qualifiers, the absence of breaches of representations and warranties.

The parties have made customary representations and warranties and agreed to various customary covenants in the Merger Agreement, including, among others, covenants to conduct the operations of the Business and Olin in the ordinary course between the execution of the Merger Agreement and the consummation of the Merger and not to engage in certain actions during such period. TDCC covenants in the Merger Agreement not to solicit or enter into discussions concerning, or provide confidential information in connection with, alternative transactions with respect to the Business. Olin also covenants in the Merger Agreement (1) to cause a shareholder meeting to be held to obtain the required shareholder approval, (2) not to solicit alternative transactions, (3) except under limited circumstances, not to enter into discussions concerning, or provide confidential information in connection with, alternative transactions, and (4) with limited exceptions, that the Olin Board will recommend that the shareholders of Olin vote to approve the Share Issuance and the Charter Amendment.

The Merger Agreement contains certain termination rights for both TDCC and Olin and further provides that Olin must pay to TDCC a termination fee of $100 million upon termination of the Merger Agreement under the following circumstances:

•
if the Merger Agreement is terminated by TDCC due to (a) a change in the Olin Board’s recommendation that the shareholders of Olin vote in favor of the Merger; (b) a failure by Olin to include such favorable Board recommendation in the proxy statement for the Olin shareholder vote; or (c) the failure by Olin to comply with certain obligations relating to, among other matters, obtaining shareholder approval and not soliciting or participating in alternative transactions, including those obligations summarized in clauses (1)-(4) of the immediately preceding paragraph;

•
if (a) Olin or TDCC terminates the Merger Agreement for failure to close before the termination date or because approval is not obtained at the Olin shareholder meeting to be called for such purpose; (b) prior to the termination, a competing transaction involving Olin is announced or becomes publicly known; and (c) within 18 months after the termination Olin consummates, or enters into an agreement for, a competing transaction.

In addition, if the Merger Agreement is terminated because approval is not obtained at the Olin shareholder meeting called for such purpose, Olin has agreed to reimburse TDCC and Spinco for expenses up to a maximum amount of $50 million. If the Merger Agreement is terminated under the circumstances described in the second bullet above, the termination fee will be reduced by the amount of any such expenses previously reimbursed by Olin.

The foregoing descriptions of the Merger Agreement and the Separation Agreement and the transactions contemplated thereby do not purport to be complete and are qualified in their entirety by reference to such agreements which are filed as Exhibit 2.1 and Exhibit 2.2, respectively, hereto and are incorporated herein by reference.

The Separation Agreement and the Merger Agreement have been filed, and the above descriptions of the Separation Agreement and the Merger Agreement have been included, to provide investors and security holders with information regarding the terms of the Separation Agreement and the Merger Agreement. They are not intended to provide any other factual information about TDCC, Spinco, Olin, Merger Sub, their respective subsidiaries and affiliates, or the Business. The Merger Agreement contains representations and warranties of TDCC solely for the benefit of Olin and representations and warranties of Olin and Merger Sub solely for the benefit of TDCC and Spinco. The assertions embodied in those representations and warranties are qualified by information in confidential disclosure letters that the parties have exchanged in connection with signing the Merger Agreement as of a specific date. The disclosure letters contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Merger Agreement. Therefore, investors and security holders should not treat them as categorical statements of fact. Moreover, these representations and warranties may apply standards of materiality in a way that is different from what may be material to investors. They were made only as of the date of the Merger Agreement or such other date or dates as may be specified in the Merger Agreement and they are subject to more recent developments. Accordingly, investors and security holders should read the representations and warranties in the Merger Agreement not in isolation but only in conjunction with the other information about TDCC and Olin and their subsidiaries that the respective companies include in reports and statements they file with the SEC.

Item    8.01   Other Events.

On March 27, 2015, TDCC and Olin issued a joint press release announcing the transactions contemplated by the Merger Agreement and the Separation Agreement. A copy of the press release is filed as Exhibit 99.1 to this report and is incorporated herein by reference.

Item    9.01   Financial Statements and Exhibits.

(d) Exhibits. 1

Exhibit Number	Description
2.1	Agreement and Plan of Merger, dated as of March 26, 2015, among The Dow Chemical Company, Blue Cube Spinco Inc., Olin Corporation and Blue Cube Acquisition Corp.
2.2	Separation Agreement, dated as of March 26, 2015, between The Dow Chemical Company and Blue Cube Spinco Inc.
99.1	Press release dated March 27, 2015

Forward-Looking Statements

This document contains certain statements, including estimates, projections, statements relating to business plans, objectives, and expected operating results, and the assumptions upon which those statements are based, that are “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These matters involve risks and uncertainties as discussed in TDCC’s periodic reports on Form 10-K and Form 10-Q, and its current reports on Form 8-K, filed from time to time with the SEC. The forward-looking statements contained in this document may include statements about the expected effects on TDCC and the Business of TDCC’s agreement to separate the Business, distribute it to TDCC shareholders and then merge it with a subsidiary of Olin (the “Transaction”), the anticipated timing and benefits of the Transaction, and TDCC’s anticipated financial results, and also include all other statements in this document that are not purely historical information. These forward-looking statements are generally identified by the words “anticipate,” “believe,” “estimate,” “expect,” “future,” “intend,” “may,” “opportunity,” “outlook,” “plan,” “project,” “should,” “strategy,” “will,” “would,” “will be,” “will continue,” “will likely result” and similar expressions. These statements are based on the current expectations of the management of TDCC and are subject to uncertainty and to changes in circumstances. In addition, these statements are based on a number of assumptions that are subject to change. Many factors could cause actual results to differ materially from these forward-looking statements with respect to the Transaction, including risks relating to the completion of the Transaction on anticipated terms and timing, including obtaining shareholder and regulatory approvals, anticipated tax treatment, unforeseen liabilities, future capital expenditures, revenues, expenses, earnings, synergies, economic performance, indebtedness, financial condition, losses, future prospects, business and management strategies for the management, expansion and growth of the new combined company’s operations, Olin’s ability to integrate the Business successfully and to achieve anticipated synergies, and the risk that disruptions from the Transaction will harm TDCC’s or Olin’s business. While the list of factors presented here is considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward looking statements. Consequences of material differences in results as compared with those anticipated in the forward-looking statements could include, among other things, business disruption, operational problems, financial loss, legal liability to third parties and similar risks, any of which could have a material adverse effect on TDCC’s or Olin’s consolidated financial condition, results of operations or liquidity. Forward-looking statements included herein are made as of the date hereof, and TDCC does not undertake any obligation to update publicly such statements to reflect subsequent events or circumstances.

 1 The schedules and exhibits to the Merger Agreement and the Separation Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K, and such schedules and exhibits will be furnished to the SEC upon request.

Important Notices and Additional Information

In connection with the proposed transaction, Spinco will file a registration statement on Form S-4/S-1 containing a prospectus and Olin will file a proxy statement on Schedule 14A and a registration statement on Form S-4 containing a prospectus with the SEC. INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE REGISTRATION STATEMENTS/PROSPECTUSES AND PROXY STATEMENT WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PARTIES AND THE PROPOSED TRANSACTION. Investors and security holders may obtain a free copy of the prospectuses and proxy statement (when available) and other documents filed by TDCC, Spinco and Olin with the SEC at the SEC’s web site at http://www.sec.gov. Free copies of these documents, once available, and each of the companies’ other filings with the SEC may also be obtained from the respective companies by directing a written request to Olin at Olin Corporation, 190 Carondelet Plaza, Clayton, MO 63105, Attention: Investor Relations, or to TDCC or Spinco at The Dow Chemical Company, 2030 Dow Center, Midland, Michigan 48674, Attention: Investor Relations.

This communication is not a solicitation of a proxy from any investor or securityholder. However, Olin, TDCC, and certain of their respective directors, executive officers and other members of management and employees, may be deemed to be participants in the solicitation of proxies from shareholders of Olin in respect of the proposed transaction under the rules of the SEC.  Information regarding Olin’s directors and executive officers is available in Olin’s 2014 Annual Report on Form 10-K filed with the SEC on February 25, 2015, and in its definitive proxy statement for its annual meeting of shareholders filed March 4, 2015. Information regarding TDCC’s directors and executive officers is available in TDCC’s Annual Report on Form 10-K filed with the SEC on February 13, 2015, and in its definitive proxy statement for its annual meeting of shareholders, which is expected to be filed on March 27, 2015. These documents can be obtained free of charge from the sources indicated above. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the registration statements, prospectuses and proxy statement and other relevant materials to be filed with the SEC when they become available.

This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE DOW CHEMICAL COMPANY (Registrant)

Date: March 27, 2015	/s/ Charles J. Kalil
Charles J. Kalil
Executive Vice President and General Counsel

EXHIBIT INDEX

Exhibit Number	Description
2.1	Agreement and Plan of Merger, dated as of March 26, 2015, among The Dow Chemical Company, Blue Cube Spinco Inc., Olin Corporation and Blue Cube Acquisition Corp.

2.2	Separation Agreement, dated as of March 26, 2015, between The Dow Chemical Company and Blue Cube Spinco Inc.

99.1	Press release dated March 27, 2015